Exhibit 10.4

                            HCHO/UFC PLANT "A"- LEASE


         This lease made this 30th day of September, 1997, by and between D.B. WESTERN, INC., hereinafter called "LESSOR" (and sometimes lessor), and SPURLOCK ADHESIVES INC., hereinafter called "LESSEE" (and sometimes lessee). This lease shall herein be called "Plant "A" Lease". This lease is a part of a transaction involving other work as identified in a separate documents contained in the volume entitled Main contract Part A which includes exhibits and specifications referred to at places herein.

                                   WITNESSETH:

         For  and  in   consideration  of  the  mutual  covenants  and  promises
hereinafter set forth, the parties hereto agree as follows:

         1. LEASE. LESSOR hereby leases plant equipment and facilities to LESSEE as follows:

                (a) The process equipment and facilities installed and supplied by LESSOR for LESSEE listed in Plant "A" - Equipment List-for Process Battery Limit (Exhibit XIV) and shown in Drawings No. 4-2-1 plot Plan Site Layout and Drawing No. 41110 Process PID - Plant "A" (PID) (sometimes hereinafter referred to as the Equipment, or Plant).

                (b) The equipment and facilities are located on property owned and controlled by LESSEE. Said property is located at and described as follows (sometimes hereinafter referred to as the Property):

                         All that tract or parcel of land situate in the Town of Moreau, County of Saratoga and State of New York more fully described as Lot Numbers 2 & 3 as shown on subdivision maps of Moreau Industrial Park prepared by the Saratoga Associates and filed in the Saratoga County Clerk's Office on March 18, 1992 in drawer #M-348 A-Z and AA-DD; and as modified by revised subdivision maps of Moreau Industrial Park prepared by the Saratoga Associates and filed in the Saratoga County Clerk's Office on February 16, 1994 and drawer #M-398, A-S.

         2. TERM. The term of this lease shall be a period of ten (10) years which shall commence, without regard to any other provisions of this lease, upon the tenth day after the date the plant is mechanically complete and ready for start up, in accordance with a notification to that effect to be given to LESSEE by LESSOR. As used in this paragraph, "ready for start up" means ready to load catalyst. The lease shall end at midnight on a date the day before the tenth anniversary date of the commencement of the lease, subject to renewal of this lease as hereinafter provided.

         3. RENT. The rent for the "Plant "A" Lease" shall be a monthly rent payable in advance on the first day of each month during the lease term, as follows:

         The lease payment for Plant A-Equipment and facilities, per month is ... US $46,139.00

         If the lease commences on any day of the month other than the first day of a month, LESSEE shall pay to LESSOR, as the rent for the portion of the first month, an amount equal to

US $ 1,55082.00 per day for each day remaining between the date of commencement of the lease and the first day of the next month.

         The lease payment above is based on the purchase option price, as set forth herein below, which is subject to adjustment for change orders and otherwise as expressly set forth herein and in Main contract part "A." In the event of a change or adjustment to the purchase option price all future rents shall be proportionately increased or decreased, as the case may be, to reflect such change or adjustment in the purchase option price.

         4. USE. LESSEE shall use the items in "Plant "A" Lease" in a careful and proper manner and shall in all material respects comply with and conform to all national, state, municipal, police and other laws, ordinances and regulations in any way relating to the possession, use or maintenance of the Plant A- Equipment, including without limitation, the Environmental Protection Act, the Clean Air Act, the Clean Water Act, the Occupational, Safety & Health Act, and any state laws of the State of New York, relating to protection of the environment and worker safety. Any upgrade of items in "Plant "A" Lease" to meet new regulations shall be at LESSEE's expense.

         5. LESSEE'S INSPECTION; CONCLUSIVE PRESUMPTIONS. LESSEE shall inspect the HCHO/UFC Plant A-Equipment throughout the plant construction and acceptance test period, and shall exercise good faith in notifying LESSOR of any defects or problems observed.. LESSOR shall notify LESSEE when the Plant is mechanically complete and ready for start-up. Unless LESSEE gives written notice during construction or pursuant to section 16 during the acceptance test period to LESSOR specifying any defect in or other objection to HCHO/UFC Plant A-Equipment LESSEE agrees that it shall be conclusively presumed, as between LESSOR and LESSEE, that LESSEE has fully inspected and acknowledged that the HCHO/UFC Plant A-Equipment is in good condition and repair, and that LESSEE is satisfied with and has accepted the HCHO/UFC Plant A- Equipment in such good condition and repair.

         6. COMPLETION OF LESSOR'S SUPPLY OBLIGATIONS. The plant shall be considered complete when items listed in 16. Acceptance Test and 17. Guarantees and Warranties are completed.

         7. LESSOR'S INSPECTION - LOCATION OF EQUIPMENT. LESSOR shall, upon giving not less than forty-eight (48) hours notice, have the right to enter upon the premises where the HCHO/UFC Plant A- Equipment may be located for the purpose of inspecting the same, observing its use, and for the purpose of showing or displaying the Plant to prospective customers of LESSOR who may be interested in purchasing or leasing similar Equipment. LESSEE shall give LESSOR immediate notice of any attachment or other judicial process affecting the HCHO/UFC Plant A-Equipment. LESSEE shall not remove any part of the Equipment from the Property without the prior written consent of LESSOR.

         8. ALTERATIONS. Without the prior written consent of LESSOR, LESSEE shall not make any alterations, additions or improvements to the HCHO/UFC Plant A-Equipment. Such permitted alterations, additions or improvements shall become a part of the plant and shall be deemed owned by LESSOR unless otherwise agreed in writing by LESSOR and LESSEE at the time LESSOR consents to the installation of such alterations, additions or improvements.

         9. REPAIRS. LESSEE, at its own cost and expense, shall keep the Equipment in good repair, condition and working order and shall furnish any and all parts, mechanisms and devices required to keep the Equipment in good mechanical and working order and to see to it that the Equipment at all times complies in all material respects with the requirements of the



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

Environmental Protection Agency, the Occupational, Safety & Health Act, and all other federal and state environmental and workers safety standards.

         10. LOSS AND DAMAGES; STIPULATED LOSS VALUE. From the date of commencement of this lease until its delivery of any equipment to the Property, until termination of this lease, LESSEE hereby assumes and shall bear the entire risk of loss and damage to the HCHO/ UFC Plant A- Equipment from any and every cause whatsoever. No loss or damage to the Property or the Equipment or any part thereof shall impair any obligation of LESSEE under this lease, which shall continue in full force and effect.

         In the event of loss or damage of any kind whatsoever to any item of Equipment, LESSEE shall:

                (a) Place the Equipment in good repair, condition and working order, or replace the same with like Equipment in good repair, condition and working order; or

                (b) If in the reasonable judgment of LESSOR equipment is determined by LESSOR to be lost, stolen, destroyed or damaged beyond repair and it is not economically feasible to repair or replace the equipment, pay LESSOR therefore in cash the full replacement value thereof which sums may be paid by the insurer as set forth in paragraph 12 below, but in no event less than the purchase price as set forth in paragraph 343 below.

         11. SURRENDER. Upon the expiration or earlier termination of this lease, LESSEE shall surrender the HCHO the HCHO/UFC Plant A-Equipment to LESSOR in good repair, condition and working order, ordinary wear and tear resulting from proper use thereof alone excepted, which Equipment shall be delivered to LESSOR at the location installed by LESSOR.

         12. INSURANCE. LESSEE shall keep the Equipment insured against all risks of loss or damage by fire and such other risks as are covered by an endorsement commonly known as supplemental or extended coverage for not less than the full insurable value on a replacement cost basis; and shall carry public liability and property damage insurance covering the HCHO/UFC Plant A-Equipment in amounts of not less than $1,000,000.00 in respect of bodily injury or death to any one person, not less than $1,000,000.00 in respect of any one accident, and not less than $1,000,000.00 in respect of property damage, and products liability insurance of not less than $1,000,000.00. All such insurance shall insure both LESSOR and LESSEE. The LESSEE may effect such coverage under its blanket policies. All such policies shall be written by companies presently insuring the LESSEE or other companies reasonably satisfactory to the LESSOR and certificates showing such coverage to be in effect shall be furnished to the LESSOR within ninety (90) days from Lease Contract being signed. Each insurer shall agree, by endorsement upon the certificate or certificates issued by it or by independent instrument furnished to LESSOR, that it will give LESSOR thirty
(30) days written notice before the policy in question shall be altered or canceled and that any proceeds shall be paid jointly to the LESSOR and LESSEE as their interests may appear. The proceeds of such insurance, at the option of LESSOR, shall be applied (a) toward the replacement, restoration or repair of the Equipment or (b) if the replacement, restoration, or repair of the Equipment is not economical(b) toward payment of the obligations of LESSEE hereunder.

         13. TAXES. LESSOR shall pay the personal property taxes on the Equipment covered by this lease, promptly when such taxes are due and payable. LESSEE shall reimburse LESSOR for all taxes on Equipment that LESSOR is required to pay within thirty (30) days of invoice by LESSOR. LESSEE shall keep the HCHO/UFC Plant A-Equipment free and clear of



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

all other levies, liens and encumbrances (other than those being contested which as a result of such contest do not adversely threaten LESSOR's title to the Equipment) and shall pay when due all other license fees, registration fees, assessments, charges and taxes (municipal, state and federal) which may now or hereafter be imposed upon the lesseeship, leasing, renting, sale, possession or use of the Equipment, excluding, however, all taxes on or measured by LESSOR's income.

         14. LESSOR'S PAYMENT. In case of failure of LESSEE to procure or maintain said insurance or to pay said fees, assessments, charges and taxes, all as herein before specified, LESSOR shall have the right; but shall not be obligated, to effect such insurance, or pay said fees, assessments, charges and taxes, as the case may be. In that event, the cost thereof shall be repayable to LESSOR with the next installment of rent, and failure to repay the same shall carry with it the same consequence, including interest at twelve percent (12%) per annum, as failure to pay any installment of rent.

         15.    COMPLIANCE WITH LAWS AND PERMITS.

                15.1 LESSOR will design the Plant and Equipment to meet the requirements as of the date of this lease, of the Occupational Safety and Health Act of 1970, the NAPA, the NEC for Class 1, Division II, the uniform building code, and the rules and regulations which have been adopted by the Environmental Protection Agency. Any costs incurred because of modifications of the Plant or Equipment required because of any requirements adopted or enacted by any of such agencies after the date of this lease shall be the responsibility of LESSEE.

                15.2 LESSEE is responsible for obtaining all environmental permits and other permits required to complete the work. LESSEE shall bear the cost of all permits and shall reimburse LESSOR for the cost of any such permits that it may be required to pay.

         16.    ACCEPTANCE TEST.

                16.1 LESSOR shall have completed its duties with respect to the furnishing of the Equipment under this contract, with the exception of the warranties, once LESSOR has successfully completed the Acceptance Test as defined herein. LESSEE will schedule and run the Acceptance Test within Twenty days of notice from LESSOR that the plant is ready for the Acceptance test. Within five days after receipt of the Acceptance Test results, LESSEE shall signify in writing its acceptance of the "HCHO and UFC Plant guarantees Plant "A" along with Footnotes in
                       Exhibit IX" or specify in what respect the guarantees have not been met. In the event LESSOR has not received a letter of acceptance or rejection within 10 days after receipt of the Acceptance Test results, all guarantees shall be considered to have been met.

                16.2 The Acceptance Test will be based on the following conditions:

                       (a)    LESSEE   will   provide   qualified   mechanical,
                maintenance, instrument, electrical, lab, and operating personnel to enable the Plant to operate satisfactorily and permit evaluation of the Acceptance Test results. If LESSEE does not have employees who can provide responsible support in these areas, then



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

                LESSEE shall employee sub-contractors or other agencies to provide this support during startup and continuing support after startup.

                       (b)    LESSEE shall provide all bulk feedstock chemicals.

                       (c) LESSEE is responsible to provide an acceptable accounting method to monitor bulk feedstock chemicals coming into the plant and the finished product leaving the plant in order to assist in establishing yields and capacities. Metering shall be based on certified scales and/or calibrated meters. LESSOR will initially calibrate all meters, scales and truck scales; however, LESSEE shall recalibrate product transfer meters or scales in the event there is any doubt as to the accuracy of any such meter or scale.

                       (d) Official samples of feedstock and finished products shall be collected during the Acceptance Test period. Each sample shall be divided into two equal portions, one for LESSEE and one for LESSOR for purpose of analytical testing. Analytical procedures for testing product quality are provided in Contract Specification Part B Exhibits.

                16.3 The HCHO Acceptance Test will be conducted by LESSEE'S operating personnel at design methanol feed rates shown in Guarantees (Exhibit IX) according to the instructions set forth by LESSOR and under the supervision of LESSOR's Start-Up representative. Acceptance Test of the plant shall be conducted in a test run of four (4) consecutive days, out of which LESSOR shall select any continuous seventy-two (72) hour period as representative of the performance of the Plant, using the average daily rates for the period selected.

                16.4 The UFC Acceptance Test will be conducted by LESSEE'S operating personnel at design methanol feed rates in the Guarantees (Exhibit IX) according to the instructions set forth by LESSOR and under the supervision of LESSOR's Start-Up representative. LESSOR will determine plant readiness for the Acceptance Test. The Acceptance Test of the plant shall be conducted in a test run of four (4) consecutive days, out of which LESSOR shall select any continuous seventy-two (72) hour period as representative of the performance of the Plant, using the average daily rates for the period selected.

                16.5 If LESSEE, for any reason, does not run the Acceptance Tests during such 20 day period, and LESSOR considers Plant to be ready for the test and provided the Plant is ready for startup, which is defined as mechanically complete including installation, pressure testing piping systems, and ready for loading of catalyst (miscellaneous tough up painting and other punch list items that do not affect plant operations will not constitute failure to be ready for start up), and provided all other conditions for the lease to commence have been met, the initial term of the lease will begin at the end of the 20 day period. If LESSEE, for any reason, does not run the Acceptance Tests during such 20 day period, LESSEE can reschedule the Acceptance Test within the next 60 days for purpose of satisfying the guarantees. If the Acceptance Test has not been rescheduled during such 60 day period all guarantees will be deemed to have been met. LESSOR's



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

                       cost for rescheduling Acceptance run is shown in the Main Contract Part A under Labor & Material Rates (Exhibit X).

                16.6 In the event the initial Acceptance Test on the Plant is not completed successfully, LESSOR will be further obligated to carry out additional Acceptance Tests. If the test fails to demonstrate that the product and Plant meet the process guarantees, then LESSOR shall conduct a reasonable number of tests within thirty (30) days, to determine whether the process guarantees can be met. If LESSOR fails to demonstrate that the process guarantees are met, then unless it is determined that the cause of such failure is not an error or deficiency in the technology and/or equipment furnished by LESSOR, then LESSOR shall initiate necessary actions to correct the deficiencies causing such failure. Upon completion of such corrections, tests shall again be made and shall be repeated together with needed corrections until the process guarantees are met or it is established that such guarantees cannot be met. If the guarantees cannot be met, the purchase option price as set forth in section 3334 shall be reduced by the amount shown in Guarantees (Exhibit IX) in the Main Contract Part A, and the rent shall be proportionately decreased to reflect such change or adjustment in the purchase option price, both of which shall be the limit of LESSOR liability for failure to meet such guarantees.

                16.7 If any test shall be interrupted by power failure, the existence of a safety hazard, interruptions of work schedule, interruption of feed supply, or any other circumstances beyond the control of LESSOR and/or LESSEE, the test shall be recommenced promptly after correction of the interruption. If any test is interrupted by causes within the control of LESSOR, then the test shall be recommenced promptly after correction of the interruption by LESSOR.

                16.8 Before the start of an Acceptance Test, LESSOR will specify operating data to be recorded and the manner in which data are to be taken. LESSOR shall have complete access to the Plant and operating log to observe operations, review data and make recommendations through completion of the Acceptance Test.

         17.    GUARANTEES AND WARRANTIES.

                17.1 LESSOR warranties all equipment whether fabricated by LESSOR or procured from third parties, against all defects for one (1) year from the earlier of (a) the completion date, except where such warranty is not furnished by supplier, or (b) the date the Work is first suspended or terminated by LESSEE pursuant to the provisions of Article XI of a separate agreement between the parties identified as HCHO/UFC Turnkey Plant "B" Sale Contract.

                17.2 LESSOR does not warrant the Work, the design and engineering work or the Equipment against failure due to faulty operation or which results from service under conditions more severe that those contemplated by the specifications shown in Main Contract Part A and specification sheets provided by LESSOR. If any warranty provided by an equipment supplier



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

                       exceeds one year from completion date, LESSOR shall assign such rights to LESSEE.

                17.3 If the equipment fails or the Plant does not produce at the guaranteed rate and efficiency, and LESSOR is responsible for the deficiency, LESSOR shall immediately initiate work to correct the deficiency by repairing the equipment or furnishing replacement equipment or by adjusting plant operations. In the event 45 days after LESSOR first asserts the plant is ready for start up the deficiency has not been corrected, the start up date will be redefined. If after six (6) months the start up guarantees have not been met, LESSOR's Purchase Option Contract Price shall be reduced by the amount specified in Guarantees (Exhibit IX) in Main Contract Part A. Defective items must be held for LESSOR's inspection for a reasonable period of time. If LESSOR is not responsible for the deficiency, LESSOR shall adjust the guarantees or, at LESSEE'S request, LESSOR will provide a bid to correct the deficiency and LESSEE will pay the reasonable cost of evaluation and correction.

                17.4 Except as set forth in this Agreement, LESSOR MAKES NO WARRANTY, EXPRESS OR IMPLIED, REGARDING THE EQUIPMENT OR THE PRODUCT TO BE MADE BY THE EQUIPMENT, OR THE MERCHANTABILITY OR FITNESS FOR PARTICULAR PURPOSE OF EITHER. In no event shall LESSOR or LESSEE be liable for incidental or consequential damages to the other including any claims for lost profits, delay, or disruption damages.

                17.5 The Guarantees contained in Main Contract Part A Exhibit IX are the only guarantees offered by LESSOR. Once the guarantees have been met by successful completion of the Acceptance Test, such guarantees shall be deemed to have been fulfilled and LESSOR's obligations with respect to the guarantees shall have been terminated.

                17.6 LESSOR is not responsible for the validity and accuracy of any written engineering data furnished by or through LESSEE and used by LESSOR in the design of the Plant. If LESSOR is aware of any errors or inaccuracies in such data, LESSOR shall immediately notify LESSEE and LESSOR is relieved of its obligations to the extent so affected. LESSOR is not responsible for the performance of any process equipment furnished by or through LESSEE and used by LESSOR in the Plant. LESSOR will be relieved of its obligations to the extent that operation or performance of the Plant is affected by the equipment supplied by LESSEE

         18.    DEFAULT. The following events shall be events of default:

                (a) If LESSEE fails to pay any rent or other amount due herein provided within ten thirty (1030) days after LESSOR makes written demand for such payment, or within ten (10) days after LESSOR makes written demand for such payment if LESSOR has made written demand for any delinquent payment within the preceding 12 months; or if LESSEE fails to observe, keep or perform any other provision of this lease required to be observed, kept or performed by LESSEE, and if LESSEE fails to remedy, cure or remove such failure in payment or such other failure in observing, keeping or performing the provisions of this lease within thirty



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

(30) days after receipt of written notice thereof from LESSOR, or to commence within thirty (30) days.

                (b) Failure by LESSEE to make any payment or material failure to render any performance owed by LESSEE under the provisions of a separate agreement between the parties entitled HCHO/UFC Turnkey Plant "B" Sale Contract (the "Sale Plant Agreement") dated October 1, 1996, as amended by a subsequent agreement dealing with the same subject dated September 30, 1997.

                (c) The exercise by LESSEE of its rights under sections 11.2 and
11.3 of the Sale Plant Agreement to suspend or terminate the contract under the provisions of sections 11.2 and 11.3 of the original agreement dated October 1, 1996, including any similar provisions in any amended form of said agreement.

         19.    REMEDIES.  In the event of any default of any provision of section 18 above, LESSOR, at it option, may pursue any one or more of the following actions:

                (a) To Declare immediately due and payable all of the rent and other obligations then unpaid for the full remaining term of this lease agreement with or without terminating the lease or LESSOR'S right to recover possession of the Equipment.

                (b) To sue for and recover all rents, and other payments, then accrued or thereafter accruing, or to enforce any other obligation of LESSEE.

                (c) To take peaceful possession of the items in "Plant "A" Lease", and any product and raw material in process therein, without demand or notice, wherever same may be located, without any court order or other process of law. In so doing, LESSOR shall have all rights to enter and have full right of access to Plant A-Equipment and LESSEE'S Property and to dismantle disconnect and remove all such items. LESSEE EXPRESSLY WAIVES ANY RIGHT IT HAS TO NOTICE OR A JUDICIAL HEARING PRIOR TO LESSOR'S RETAKING POSSESSION OF THE EQUIPMENT OR RENDERING IT UNUSABLE, AND SPECIFICALLY ACKNOWLEDGES THAT ITS AGREEMENT TO WAIVE SUCH RIGHTS, IF ANY, IS MADE IN CONSIDERATION OF LESSOR'S AGREEMENT TO ENTER INTO THIS LEASE AGREEMENT. Unless LESSOR gives written notice to the contrary, this lease agreement shall not be terminated by LESSOR's taking possession of, or rendering unusable, the Equipment, and LESSEE shall remain liable for the performance of all of its obligations under this agreement. On retaking possession of the Equipment, LESSOR may retain possession of the Equipment, may lease the equipment for any period (including a period beyond the expiration term of this lease agreement) on such terms and conditions as LESSOR selects, or may sell the equipment at public or private sale on such notice and after solicitation of such bids as LESSOR deems commercially reasonable. LESSOR may be the purchaser at any such sale.

                LESSOR shall apply the net proceeds (the proceeds of any renting or sale pursuant to this section, minus all costs and expenses incurred with the recovery, repair, storage, renting, or sale) of any such rental or sale to the payment of LESSEE's obligations, LESSEE remaining liable for any deficiency.

                LESSEE hereby waives any and all damages occasioned by such taking of possession unless caused by LESSOR's gross negligence or willful misconduct. Any said taking of possession shall not constitute a termination of this lease as to any or all items of Equipment unless LESSOR expressly so notifies LESSEE in writing.

                (d) To terminate this lease agreement and recover from LESSEE the excess, if any, of the amount of rent and value of other obligations of LESSEE, valued at the time of termination, for the balance of the term or any shorter period of time, over the then reasonable rental value of the equipment for the same period.

                (e) To pursue any other remedy at law or in equity that LESSOR may have

         No right or remedy conferred on or reserved by LESSOR in this agreement is exclusive, and each remedy is cumulative and may be enforced separately or concurrently. Regardless of the remedy or remedies pursued by LESSOR, LESSEE agrees to be liable for, and, on demand, to pay to LESSOR, in addition to all other sums due, the full amount of any costs or expenses, including attorney fees, incurred by LESSOR in connection with any default by LESSEE.

         Notwithstanding any said repossession, or any other action which LESSOR may take, LESSEE shall be and remain liable for the full performance of all obligations on the part of LESSEE to be performed under this lease.

         20. BANKRUPTCY. Neither this lease nor any interest therein is assignable or transferable by operation of law. If any proceeding under the Bankruptcy Act, as amended, is commenced by LESSEE, or such an action is commenced against LESSEE and is not dismissed within sixty (60) days after the commencement thereof, or if the LESSEE is adjudged insolvent, or if the LESSEE makes any assignment for the benefit of his creditors, or if a writ of attachment or execution is levied on any item or items of the Equipment and is not released or satisfied within ten (10) days thereafter, or if a receiver is appointed in any proceeding or action to which the LESSEE is a party with authority to take possession or control of any item or items of the Equipment, LESSOR shall have and may exercise any one or more of the remedies upon default as set forth in this agreement; and this lease shall, at the option of LESSOR on notice to LESSEE, immediately terminate and shall not be treated as an asset of LESSEE after the exercise of said option.

         21. CONCURRENT REMEDIES. No right or remedy herein conferred upon or reserve to LESSOR is exclusive of any other right or remedy herein or by law or equity provided or permitted; but each shall be cumulative of every other right or remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise, and may be enforced concurrently therewith or from time to time.

         22. LESSOR'S EXPENSES. LESSEE shall pay LESSOR all costs and expenses, including reasonable attorney's fees, incurred by LESSOR in exercising any of its rights or remedies hereunder of enforcing any of the terms, conditions, or provisions hereof.

         23.    ASSIGNMENT.

                23.1 Without the prior written consent of LESSOR, LESSEE shall not:

                       (a) assign,  transfer,  pledge or hypothecate this lease,
                the Property, the Equipment, or any part thereof, or any interest therein, or

                       (b) sublet or lend the  Property or the  Equipment or any
                part thereof, or permit the Property or the Equipment or any part thereof to be used by anyone other than LESSEE or LESSEE's employees. Consent to any of the foregoing prohibited acts applies only in the given instance; and is not a consent to any subsequent like act by LESSEE or any other person.

                23.2 So long as no default pursuant to Section 18 has occurred and is continuing LESSOR shall not, without the prior written consent of LESSEE, assign, or transfer this lease to any entity other than an entity affiliated with, related to, or managed by D. B. Western or Dennis Beetham.

         Subject always to the foregoing, this lease inures to the benefit of, and is binding upon, the heirs, legatees, personal representatives, successors and assigns of the parties hereto.

         The foregoing of this Section 23 notwithstanding, LESSOR understands that the LESSEE shall transfer and encumber the Property pursuant to financing arrangements with the county of Saratoga Industrial Development Agency, Key Bank National Association, and National Canada Finance Corporation, to which transaction (including the transfer and encumbrance of the Property) the LESSOR hereby consents. Any such transfer or encumbrance shall be subject to LESSOR's prior rights hereunder.

         24. LESSEESHIP. The Equipment is, and shall at all times be and remain, the sole and exclusive property of LESSOR; and the LESSEE shall have no right, title or interest therein or thereto except as expressly set forth in this lease.

         25. PERSONAL PROPERTY. The Equipment is, and shall at all times be and remain, personal property notwithstanding that the Equipment or any part thereof may now be, or hereafter become, in any manner affixed or attached to, or imbedded in, or permanently resting upon, real property or any building thereon, or attached in any manner to what is permanent as by means of cement, plaster, nails, bolts, screws or otherwise.

         26. INTEREST. Should LESSEE fail to pay any part of the rent herein reserved or any other sum required by LESSEE to be paid to LESSOR, within ten
(10) days after the due date thereof, LESSEE shall pay unto the LESSOR interest on such delinquent payment from the expiration of said due date until paid at the rate of twelve percent (12%) per annum.

         27. OFFSET. LESSEE hereby waives any and all existing and future claims, and offsets, against any rent or other payment due hereunder and agrees to pay the rent and other amounts hereunder regardless of any offset or claim which may be asserted by LESSEE or on its behalf.

         28. NONWAIVER. No covenant or condition of this lease can be waived except by the written consent of LESSOR. Forbearance or indulgence by LESSOR in any regard whatsoever shall not constitute a waiver of the covenant or condition to be performed by LESSEE to which the same may apply, and, until complete performance by LESSEE of said covenant or condition, LESSOR shall be entitled to invoke any remedy available to LESSOR under lease or by law or in equity despite said forbearance or indulgence.

         29. ENTIRE AGREEMENT. This instrument constitutes the entire agreement between LESSOR and LESSEE; and it shall not be amended, altered or changed except by a written agreement signed by the parties hereto.

         30. NOTICES. Service of all notices under this agreement shall be sufficient if given personally, or mailed via certified mail, or sent by overnight mail (which may include a non-government carrier, such as Federal Express), to the party involved at its respective address hereinafter set forth, or at such address as such party may provide in writing from time to time.

Any such notice mailed to such address shall be effective as of when (i) the date delivered if delivered in person, (ii) the day after deposited in overnight mail, if mailed by overnight mail, or (iii) four days after the deposit in certified mail, if mailed by certified mail, so long as such notice is duly and properly adressed and with postage prepaid. deposited in the United States mail, duly addressed and with postage prepaid.

         Any notices to be sent by either party to the other shall be sent to the following addresses as indicated:

         LESSOR:   D.B. Western, Inc.
                   1360 Airport Lane
                   North Bend, Oregon  97459

         LESSEE:   Spurlock Adhesives, Inc.
                   Post Office Box 8
                   Waverly VA 23890

         31. TITLES. The titles to the paragraphs of this lease are solely for the convenience of the parties, and are not an aid in the interpretation of the instrument.

         32. TIME. Time is of the essence to this lease and each and all of its provisions.

         33. RENEWAL OPTION. LESSEE shall have the option to renew this lease at the expiration of the first 10-year period of this lease at a rental to be negotiated by the parties which shall take into account the then "fair market value" of the Equipment in place as defined in paragraph 343, and the fair rental value thereof. LESSEE shall exercise such option by giving notice to LESSOR of LESSEE's desire to exercise the same which notice shall be given not later than six (6) months prior to the expiration of the first 10-year term of the lease. The renewal shall be for such term as the parties shall agree.

         34. PURCHASE OPTION. Provided that LESSEE is not at such time in default in performing any term or provision of this lease, LESSEE shall have the right during the initial 10-year period of this lease to purchase the Equipment covered hereby , all on an AS-IS, WHERE-IS basis, for cash at a price equal to the greater of US $ 3,603,660.00 or the "fair market value" as hereinafter defined of the Equipment. Further, at any time after the expiration of the initial 10-year period of this lease provided that LESSEE is not at such time in default in performing any term or provision of this lease, LESSEE shall have the right to purchase the Equipment and to acquire LESSOR's rights under the aforesaid ground lease, on an AS-IS WHERE-IS basis, for cash at a price equal to the "fair market value" of the Equipment in place.

         The "fair market value" of the Equipment in place shall be such amount as is mutually agreed upon by LESSOR and LESSEE; provided, however, if LESSOR and LESSEE are unable to agree upon the fair market value of the Equipment within thirty (30) days after receipt by LESSOR of the notice of LESSEE's election to exercise the purchase option, the fair market value shall be determined by an appraiser selected by mutual agreement of LESSOR and LESSEE. The Machinery and Equipment Committee of The American Society of Appraisers has adopted the term "fair market value-in-place" (in use) as being the "fair market value" of an item, including installation and the contribution of the item to the operating facility and presupposes the continued utilization of the item in conjunction with all other installed items, which shall be the definition for valuation. This definition represents the value of an asset that is installed, operating, and contributing to the business in which it is employed. The valuation of the equipment will not take into account LESSEE's business profitability, but may take into account the business profitability that could be developed by a new LESSEE or owner of the plant. If LESSOR and LESSEE are not able to agree upon an appraiser, the fair market value shall be determined by American Appraisal Company. LESSEE shall, within sixty (60) days after such fair market value has been determined, pay the full purchase price to LESSOR in cash. All rights of LESSEE under this paragraph shall terminate upon the expiration or earlier termination of this lease.

         LESSOR agrees that upon exercise of the above purchase  option and upon
full  payment  therefor,   LESSOR  shall  deliver   marketable  title,  free  of
encumbrances for the said Equipment.

         35. LESSOR'S CONSENT. Whenever the consent or approval of the LESSOR is required hereunder, LESSOR agrees that same will not be unreasonably withheld.

         36. CONFIDENTIALITY OF LESSOR'S PROPRIETARY INFORMATION. As used herein the term "proprietary information" shall include, but shall not be limited to, LESSOR's confidential information and trade secrets. Trade secrets, with respect to LESSOR, mean the whole or any portion of any scientific or technical information, design, process, procedure, formula, pattern, compilation, program, method, technique, or improvement which is secret and of value to LESSOR. LESSOR's formaldehyde/UFC trade secrets include, but are not limited to the supply, use or application of Equipment by LESSOR for the formaldehyde/UFC process, emission and effluent systems, control of the plant and product storage to accomplish a process or economic objective or advantage. Trade secrets also include related drawings, prints, manuals or other documentation provided by LESSOR to explain or communicate LESSOR's process technology or Equipment.

         Equipment designed and built by LESSOR or to LESSOR's specifications are proprietary trade secrets in their design, application and ability to achieve a process or economic objective or advantage. Generic type Equipment that can be purchased "off the shelf" are proprietary trade secrets in their application or ability to achieve a process or economic objective or advantage. The combination of components or features in LESSOR's plant design are proprietary trade secrets even though the individual components or features are in the public domain, in the possession of LESSEE or received from a third party unless the combination itself and the process or economic objectives or advantages achieved by the features or the combinations of features are in the public domain, in the possession of LESSEE or received from a third party.

         Information shall be deemed to be treated as confidential if it:

               (a)  has  been   reduced  to  writing  and  marked   clearly  and
         conspicuously with a legend identifying its confidential nature; or

               (b) with respect to any oral  presentation or  communication,  is
         described   as  being   confidential   immediately   before   the  oral
         presentation or communication; or

               (c) is known by the receiving party as being treated by the disclosing party as confidential, whether or not it is in written form and whether or not it is designated as confidential.

         LESSEE agrees to exercise reasonable care to prevent disclosure to a third party of LESSOR's proprietary information and will not use for its own benefit or that of others such information except as may be authorized in writing, except to the extent of that portion thereof which:

               (a) at the time of disclosure is in the public domain;

               (b) after disclosure under this lease become part of the public domain by publication or otherwise through no fault of LESSEE;

               (c) LESSEE can show LESSOR's  proprietary  information was in its
         possession  at  the  time  of  disclosure   and  was  not  acquired  in
         confidence, directly or indirectly, from LESSOR;

               (d)   is   independently    disclosed   without   obligation   of
         confidentiality to LESSEE by a third party which third party did not obtain such information directly or indirectly from LESSOR. LESSEE agrees to limit disclosure of proprietary information within its own organization to those necessary to carry out the purpose of this lease. Furthermore, LESSEE agrees that all such personnel have executed or will be required to execute confidentiality and non-use agreements with obligations at least as coextensive in scope as those in this lease.

         37.      PATENT FEES AND ROYALTIES

                  37.1 LESSOR shall pay all license fees and assumes all costs incident to its use of any invention, design, process, or device supplied by LESSOR hereunder which is the subject of patent rights or copyrights held by others.

                  37.2 LESSOR represents to LESSEE that all design and technical information which it is providing hereunder is its own proprietary information which it has independently developed and has full right to use in connection with the Equipment. LESSOR agrees to be responsible for and to defend LESSEE against liability of any nature or kind for or on account of any design information, patented or unpatented process, invention, article, or appliance manufactured or used in the performance of the Lease, which LESSOR has supplied, and LESSOR shall, at its own expense, defend any and all actions based thereon, but LESSEE shall have the right, at its option, to participate at its own expense in the defense of any such suit.

         38. INDEMNITY. LESSEE shall indemnify, defend and hold harmless LESSOR from and against any claim, demand, suit, proceeding, liability, damage, fine or loss and all related costs (including the cost of complying with any judicial or governmental order) or expense (including reasonable attorneys fees at trial, on appeal and in connection with any petition for review) arising in any manner out of (i) LESSEE's breach of any representation, warranty or covenant in this lease, (ii) the possession, use or condition of the HCHO/ UFC Plant A-Equipment, Property and Facilities during the term of this lease, (iii) the operations of LESSEE, (iv) any products produced by or at the Property, (v) the Equipment during the term of the lease, and the Property and the Equipment, including without limitation the LESSEEship, possession, use of operation thereof, or (vi) the migration or other release of hazardous substances onto or under the Property from any other property owned, leased or controlled by LESSEE or any of its affiliates. LESSOR shall have no liability to LESSEE for any condition of the Property or any acts by third parties. The covenants and indemnities set forth in this paragraph and the next preceding paragraph shall survive the expiration or termination of this lease for any reason, but shall not apply to any claim, demand, suit, proceeding, liability, damage, fine, loss or costs caused by LESSOR or its subcontractors during the period prior to the date the plant is mechanically complete, or caused by LESSOR's own negligence, or misconduct.

         39. GOVERNING LAW. This lease agreement shall be interpreted and applied in accordance with the laws of the State of Oregon.

         40. LEASE INTENDED AS TRUE LEASE. This lease is intended as a "true lease" between the parties. The provisions hereof are not intended to constitute a sale of the Equipment from the LESSOR to LESSEE; and LESSEE has no rights to use or acquire the Equipment or any part thereof except as set forth herein. The parties agree that each of them, will report that the LESSOR is the owner of the Equipment for federal income tax purposes (unless and until the LESSEE completes a purchase of the Equipment in accordance with the option to purchase set forth in paragraph 343) and that neither of the parties will ever take an inconsistent position.

         41. FILING AND RECORDING OF NOTICES AND MEMORANDUMS. LESSEE agrees to join with LESSOR in executing and recording and filling all notices, financing statements, memorandums and other instruments and documents that LESSOR deems necessary to give notice of LESSOR's rights hereunder, in the appropriate offices of any county or state where any part of the Equipment be located.

         IN WITNESS WHEREOF the parties hereto have executed these presents the day and year first above written.

D.B. WESTERN, INC.                          SPURLOCK ADHESIVES, INC.

By: /s/ Dennis C. Beetham                  By: /s/ Irvine R. Spurlock
    ------------------------------             ------------------------------
    President                                  President

                                           By: /s/ Phillip S. Sumpter, Jr.
                                               ------------------------------
                                               Exec. V.P.